Exhibit 10.3

Execution Version

AMENDMENT AND WAIVER

This Amendment and Waiver (this “Amendment”) is dated as of November 6, 2014, and is made by and between Amedica Corporation, a Delaware corporation (the “Company”), and MG Partners II Ltd., a company with limited liability organized under the laws of Gibraltar (“Holder”).

R E C I T A L S

A.	On June 30, 2014, the Company entered into a Securities Purchase Agreement, dated as of June 30, 2014, by and between the Company and the Holder (the “Securities Purchase Agreement”), pursuant to which, among other things, the Company issued to the Holder on such date (i) a convertible note, in the original principal amount of $2,900,000, in the form attached to the Securities Purchase Agreement (the “Initial Note”), which Initial Note is convertible into shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), in accordance with the terms of the Initial Note and (ii) a warrant to purchase shares of Common Stock (the “Warrant”).

B.	On August 11, 2014, at the Additional Closing, the Company issued and sold, and the Holder purchased an additional convertible note, in the original principal amount of $3,500,000, in the form attached to the Securities Purchase Agreement (the “Additional Note”), which Additional Note is convertible into shares of Common Stock in accordance with the terms of the Additional Note.

C.	The Company seeks to complete a bridge loan financing, in an aggregate principal amount not to exceed $1,000,000 (the “Bridge Loan Financing”) pursuant to which the Company will enter into a loan and security agreement with, and issue a promissory note to a bridge lender that will mature and be payable before the maturity of the Initial Note and the Additional Note (the “Bridge Note”), secure repayment of the Bridge Note by granting a Lien encumbering substantially all of the Company’s assets, all on terms substantially consistent with the nonbinding Summary of Proposed Terms for Bridge Note Financing attached as Exhibit A attached hereto, including the issue of (i) a warrant upon the closing of the Bridge Loan Financing (the “Closing Secured Bridge Warrant”) exercisable not to exceed 267,380 shares of Common Stock at an exercise price equal to the VWAP per share of Common Stock for the three (3) Trading Days prior to the closing of the Bridge Loan Financing, and, if the Company closes a public offering on or before the six month anniversary of the closing of the Bridge Loan Financing (a “Secondary Offering”) at a price per share of Common Stock sold to the public that is less than the exercise price of the Closing Secured Bridge Warrant, then the exercise price of the Closing Secured Bridge Warrant shall be reduced to an amount equal to the price per share of Common Stock sold to the public in the Secondary Offering, and (ii) additional warrants exercisable for Common Stock (“Additional Secured Bridge Warrants”) if and only if the Company fails to pay the full amount of the Bridge Note on or before the maturity of the Bridge Note which shall be no later than December 17, 2014, which, together with the maximum number of shares issuable pursuant to the Closing Secured Bridge

Warrant, shall not to exceed an aggregate amount greater than 19.99% of the number of shares of Common Stock outstanding on the date of the closing of the Bridge Loan Financing, and the exercise price of each such Additional Secured Bridge Warrant shall be equal to the lowest closing price of Common Stock as reported by the NASDAQ Stock Market during the thirty (30) day period immediately preceding the issuance of each Additional Secured Bridge Warrant (in each case, as adjusted for stock splits, stock dividends, recapitalizations and similar events) and in each case expiring five (5) years after the date of issuance.

D.	The Company and the Holder desire to amend certain provisions of the Transaction Documents (as defined in the Securities Purchase Agreement)and the Holder has determined to waiver certain of its rights set forth in the Transaction Documents.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual promises contained herein, and the benefits to be derived by each of the Company and the Holders hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder, intending to be legally bound, hereby, effective as of the Effective Time (as defined below), agree as follows:

1. Defined Terms; Acknowledgment. For purposes of this Amendment, capitalized terms used in the body of this Amendment but not defined in the body of this Amendment shall have the respective meaning ascribed to such terms in the Initial Note (including capitalized terms included in the Initial Note and defined in other Transaction Documents). The Holder acknowledges that as of the date of this Amendment it continues to be the sole holder of the Initial Note, the Additional Note and the Warrant.

2. Amendments and Waiver.

2.1 Amendments to Transaction Documents.

(a) Ratifications. Except as otherwise expressly provided herein, the Securities Purchase Agreement and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Time: (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Amendment; (ii) all references in the other Transaction Documents, to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Amendment; (iii) all references in the Registration Rights Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Existing Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Amendment; (iv) all references in the other Transaction Documents to the “Registration Rights Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Amendment; (v) the defined term “Initial Notes” shall mean the Initial Notes as amended by this Amendment; (vi) the defined term “Additional Notes” shall mean the Additional Notes as amended by this Amendment; (vii) the defined term “Warrants” shall mean the Warrants as amended by this Amendment and (viii) the defined term “Transaction Documents” is hereby amended to include this Amendment.

(b) Amendments. Effective as of the Effective Time, each of the Notes are hereby amended as follows:

(1) Sections 28(u) and 28(v) of each of the Notes are hereby amended and restated as follows:

(u) “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) Indebtedness incurred pursuant to the GE Secured Credit Facility, (iii) Indebtedness described on Schedule 13(b) attached hereto, (iv) Indebtedness incurred pursuant to the Secured Bridge Loan Financing and (v) Indebtedness secured by Permitted Liens described in clauses (iv) and (v) of the definition of Permitted Liens, in an aggregate amount not to exceed $100,000.

(v) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens securing the GE Secured Credit Facility and (vii) Liens securing the Secured Bridge Loan Financing.

(2) Section 28 of such Note is hereby further amended by inserting the new Section 28(ii) immediately following Section 28(hh) of such Notes:

(ii) “Secured Bridge Loan Financing” means the secured bridge loan financing of the Company established pursuant to that certain loan and security agreement dated as of November 6, 2014, by and between the Company and Hampshire MedTech Partners II, LP (as the same may be amended following the date hereof); provided, that the aggregate principal amount outstanding under the Secured Bridge Loan Financing does not exceed $1 million at any time.

2.2 Waiver of Participation Rights. Effective as of the Effective Time, solely with respect to the Secured Bridge Loan Financing and not with respect to any other offering, the Holder hereby waives all of its rights set forth in Section 10 of the Securities Purchase Agreement, including, but not limited to, rights to notice and participation in the Secured Bridge Loan Financing.

3. Fees. The Company shall reimburse Greenberg Traurig, LLP on demand, for all reasonable, documented costs and expenses incurred by it in connection with the negotiation of this Amendment and the Transaction Documents (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby).

4. Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the first (1st) Business Day following the date of this Amendment, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Amendment and the Secured Bridge Loan Financing in the form required by the Securities Exchange Act of 1934, as amended, and attaching a copy of this Amendment (the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Holder by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Amendment.

5. Miscellaneous.

5.1 Effective Time. This Amendment shall be effective the date this Amendment has been duly executed by the parties hereto (the “Effective Time”).

5.2 Miscellaneous Provisions. Sections 12.1 through 12.4, inclusive, and 12.6 through 12.11, inclusive, of the Securities Purchase Agreement are hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment and Waiver as of the day and year first above written.

AMEDICA CORPORATION

By:
Name:
Title:

[Amendment and Waiver]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment and Waiver as of the day and year first above written.

HOLDER:

MG PARTNERS II LTD.

By:
Name:
Title:

[Amendment and Waiver]